Exhibit 10.12

AGREEMENT
Date:  9-28-03                                             Agreement #:

Merchant Legal: Name My Business Warehouse, Inc.           Contact: Joe Griffing
Merchant d/b/a:

Business Address:

City:____________________ State:__ Zip Code:_____ Phone:(   )__________________
                                                  Fax(   )_____________________

Website address: http//www._____________________ E-mail:____________________

CC Accepted:  MC - Visa - Amex - Discover - Other :

             TERMS AND CONDITIONS OF THIS AGREEMENT ARE STATED BELOW

BSP Rewards has developed an online direct response and consumer points based marketing program designed to generate new and increased sales for participating program merchants on a 100% success fee basis.

1. Merchant agrees to participate in the BSP Rewards program, as such may be modified from time to time, and be featured in extensive program marketing activities at no cost on an auto-renewable annual basis. Merchant may terminate the program at any renewal period with 90 days advance notice. BSP Rewards will bear all program- marketing costs, including the distribution of merchant's best promotional offer via both online and print m BSP Rewards reserves the sole right to refuse inappropriate merchant offer.

2. Merchant's offer will be marketed via online promotions, print ads and through other BSP Rewards promotion channels.

3. BSP Rewards program is 100% success fee based; merchant pays only when BSP Rewards generates sales for merchant.

4. Merchant agrees to provide BSP Rewards with its best available promotional offer, which is ________%. BSP Rewards will convert this offer to points at $1.00 per point - total transaction amount = 1 point per dollar) and award the earned points to consumer respondents. Merchant retains the right to modify its promotional offer on a quarterly basis.

5. Merchant shall be listed as an authorized BSP redemption center and accept BSP Reward Points as payment for their goods and services. BSP Rewards will convert those points at $1.00 per point total - transaction amount = 1 point per dollar) and forward payment (less returns) to Merchant via ACH on a weekly basis.

6. Merchant agrees to pay all transaction, program fees and the cash amount of promotional offers redeemed vACH BSP Rewards will provide merchant with a detailed monthly electronic or fax transmitted accounting statement that will identify each member transaction, redemption of merchant offer, and associated program fees.

7. Merchant will also be featured and marketed as a BSP Rewards redemption site and be paid for BSP Rewards redemption purchases the same as any other BSP Rewards member purchase via charge card at time of purchase.

8. Program merchant will also be given the opportunity to utilize additional BSP Rewards program offerings at preferred rates (i.e. e-mail's, sponsorship marketing packages, e-coupons, custom market research/survey's, marketing data, customer re-activation programs, etc.).

                                       /S/ MARTIN BERNS
                                       BSP Rewards Rep. Signature

                           Note: this Agreement will not be effective until countersigned by an authorized officer of BSP Rewards
X/S/ JOEL GRIFFING
Merchant signature
print name and Title            Date 9-28-03            Joel Griffing, CEO
                           ______________________    _________________________
                                  Approved                     Title